                                                                    Exhibit 10.5

                              PROMOTIONAL AGREEMENT
                           MARCH MARQUE RACING SERIES

            THIS PROMOTIONAL AGREEMENT Agreement") is made as this 26th day of February, 1997 (the "Effective Date") by and between M.C.D. Limited, a corporation formed under the laws of the United Kingdom ("MCD"), March Motors Manufacturing Company, a Minnesota corporation (the "Company"), and Al Melling ("Consultant").

            WHEREAS, MCD and Consultant have expressed an interest in promoting the sale of the Company's 600cc single cylinder motorcycle in a racing series;

            WHEREAS, the Company wishes to hire MCD and Consultant to establish, oversee and promote such a racing series to promote the commercial sale of such motorcycle:

            NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            1.      Race Promotion.

                    MCD and Consultant shall use best efforts to establish, oversee and promote a European racing series which features the Company's 600cc single cylinder motorcycle (the "Racing Series"). The Racing Series shall consist of at least five (5) races, each featuring at least one race between selected drivers riding only the Company's 600cc single cylinder motorcycle (similar in nature to the International Race of Champions (IROC) automobile racing series in the United States of America). MCD and Consultant shall be responsible for planning, organizing sponsorship, race track scheduling, safety concerns, insurance, maintenance of the Company's motorcycles that are used in the Racing Series and promotion of such Racing Series.

            2.      Payment for Services

                    The Company shall pay MCD and Consultant a total of $5,000 per month beginning on May 1, 1997 and ending on April 1, 1999, with such payments to be divided among MCD and Consultant as MCD and Consultant shall determine; provided, however, that if this Agreement is terminated prior to its natural expiration under Section 3(a) hereof the Company shall have no further obligations to MCD or Consultant other then to pay any payments then in arrears. All payments shall be made payable to the order of Al Melling.

                    In the event that Consultant becomes disabled and is unable to perform under this Agreement, the Company shall not be obligated for the payment of any further payments hereunder until such disability has ceased and Consultant is able to resume his


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normal  responsibilities  hereunder,  even  though this  Agreement  has not been terminated by the Company in accordance with its terms.

                    Consultant shall be reimbursed by the Company in accordance with the policies and procedures that are established from time to time by the Company for all reasonable and necessary out-of-pocket expenses that are incurred by Consultant in performing his duties under this Agreement, including, without limitation, reasonable travel expenses incurred by Consultant.

            3.      Term, Termination and Effect of Termination

                    a. Term. This Agreement shall commence on the Effective Date and, subject to earlier termination as provided herein, shall continue until April 1, 1999. Thereafter, this Agreement automatically shall renew for one (1) year periods unless and until any party delivers written notice of its intent to terminate this Agreement; provided that such notice is delivered to the other parties at least ninety (90) days prior to the expiration of the then-current term.

                    b. Termination on Bankruptcy. Any party may terminate this Agreement upon written notice of a petition for relief under any bankruptcy law or legislation is filed by or against another party, any party makes an assignment for the benefit of creditors, or a receiver is appointed for any or a substantial portion of any other party's assets, and such petition assignment or appointment is not dismissed or vacated with thirty (30) days.

                    c. Termination for Failure to Promote. The Company may terminate this Agreement upon written notice if either MCD or Consultant, or both of them, shall fail to use best efforts to promote, oversee and establish at least five (5) races pursuant to Section 1 hereof and such failure is not cured within (60) days of receipt of such notice.

                    d. Effect of Material Breach by the Company. If the Company materially breaches this Agreement and fails to correct such default within sixty (60) days after written notice of such default is provided to the Company by MCD or Consultant, MCD and Consultant each shall have the right to terminate this Agreement and no party to this Agreement shall have any further obligation hereunder except that the Company must pay any payments due as of the date of such termination.

            4.      Miscellaneous.

                    a. Relationship of Parties. The parties are not employees or legal representatives of the other parties for any purpose. No party shall have the authority to enter into any contracts in the name of or on behalf of the other parties.

                    b. Nonassignability; Binding on Successors. Any party may assign or otherwise transfer this Agreement to an Affiliate or in connection with a sale of all or

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

substantially all of its assets, or of its business, whether via merger or otherwise. Except as permitted in the preceding sentence, no party shall assign any of its rights or obligations under this Agreement without the express written consent of the other parties, which consent shall not unreasonably be withheld. Any attempted assignment under this Agreement without such consent shall be void. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon the executors, heirs, representatives, administrators and assigns of the parties hereto.

                    c. Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

                    d. Force Majeure. No party shall be liable to the others for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, and acts of God, provided that the party experiencing the delay promptly notifies the other parties of the delay.

                    e. Waiver. Any waiver (express or implied) by any partyof any breach of this Agreement shall be in writing and shall not constitute a waiver of any other or subsequent breach.

                    f. Entire Agreement; Amendment. This Agreement constitutes the entire, final, complete and exclusive agreement between the parties and supersedes any previous agreements or representations written or oral with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

                    g.   Counterparts.   This   Agreement  may  be  executed  in
counterparts with the same force and effect as if each of the signatories had executed the same instrument.

                    h. Notice. All notices, communications, requests, demands, consents and the like required or permitted under this Agreement will be in writing and will be deemed given and receive (i) when delivered personally, (ii) when sent by confirmed telecopy, (iii) ten (10) days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (iv) three (3) business days after deposit with a commercial overnight carrier, with written verification of receipt. All notices will be addressed as follows:

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

                        If to MCD or Consultant:

                        ----------------------

                        ----------------------

                        ----------------------

                        ----------------------

                        Attention:              Al Melling
                        Telephone:
                        Telecopy:


                        If to the Company:

                        March Motors Manufacturing Company
                        c/o IDI Distributors, Inc.
                        7667 Equitable Drive
                        Eden Prairie, Minnesota 55344
                        USA
                        Attention:              James Kramer
                        Telephone:  (612) 545-7737
                        Telecopy:   (612) 545-1782

                        With a copy to:

                        Dorsey & Whitney LLP
                        Pillsbury Center South
                        220 S. Sixth Street
                        Minneapolis, Minnesota 55402
                        USA
                        Attention:  Scott L. Barrington, Esq.
                        Telephone:  (612) 340-5601
                        Telecopy:   (612) 340-8738


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

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       M.C.D. LIMITED

                                       By /s/ M.R. Brensky
                                          ______________________________
                                          Its Secretary

                                       MARCH MOTORS
                                       MANUFACTURING COMPANY

                                       By James J. Kramer
                                          ------------------
                                          Its President/CEO

                                       /s/ Al Melling
                                       -----------------------------------
                                       Al Melling ("Consultant")


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